                          AMENDED AND RESTATED BYLAWS

                                      OF

                         SECURITY BANK OF BIBB COUNTY
                       (Formerly Security National Bank)

                                                                    EXHIBIT 3(b)


                               TABLE OF CONTENTS


ARTICLE ONE - OFFICES

   Section 1.1   Registered Office
   Section 1.2   Other Offices

ARTICLE TWO - SHAREHOLDERS' MEETINGS

   Section 2.1    Place of Meetings
   Section 2.2    Shareholders' Meeting
   Section 2.3    Substitute Shareholders' Meetings
   Section 2.4    Special Meetings
   Section 2.5    Notice of Meetings
   Section 2.6    Quorum
   Section 2.7    Voting of Shares
   Section 2.8    Proxies
   Section 2.9    Presiding Officer
   Section 2.10   Adjournments
   Section 2.11   Action of Shareholders Without a Meeting

ARTICLE THREE - THE BOARD OF DIRECTORS

   Section 3.1    General Powers
   Section 3.2    Requirements
   Section 3.3    Number, Election and Term of Office
   Section 3.4    Oath of Directors
   Section 3.5    Removal
   Section 3.6    Vacancies
   Section 3.7    Compensation
   Section 3.8    Committees of the Board of Directors
   Section 3.9    Honorary and Advisory Directors

ARTICLE FOUR - MEETINGS OF THE BOARD OF DIRECTORS

   Section 4.1    Regular Meetings
   Section 4.2    Special Meetings
   Section 4.3    Place of Meetings
   Section 4.4    Notice of Meetings
   Section 4.5    Quorum
   Section 4.6    Vote Required for Action
   Section 4.7    Action by Directors Without a Meeting

ARTICLE FIVE - NOTICE AND WAIVER

   Section 5.1    Procedure
   Section 5.2    Waiver

ARTICLE SIX - OFFICERS

   Section 6.1    Bank Officers
   Section 6.2    Election and Term
   Section 6.3    Compensation
   Section 6.4    Removal
   Section 6.5    Chairman of the Board
   Section 6.6    President
   Section 6.7    Officer in Place of President
   Section 6.8    Secretary
   Section 6.9    Bonds
   Section 6.10   Reimbursement by Officers

ARTICLE SEVEN - DIVIDENDS

   Section 7.1    Time and Conditions of Declaration
   Section 7.2    Share Dividends - Treasury Shares
   Section 7.3    Share Dividends - Unissued Shares
   Section 7.4    Share Splits

ARTICLE EIGHT - SHARES

   Section 8.1    Authorization and Issuance of Shares
   Section 8.2    Share Certificates
   Section 8.3    Rights of Bank with Respect to Registered Owners
   Section 8.4    Transfer of Shares
   Section 8.5    Duty of Bank to Register Transfer
   Section 8.6    Lost, Stolen, or Destroyed Certificates
   Section 8.7    Fixing of Record Date
   Section 8.8    Record Date if None Fixed

ARTICLE NINE - INDEMNIFICATION

   Section 9.1    Indemnification
   Section 9.2    Payment of Expenses in Advance
   Section 9.3    Insurance
   Section 9.4    Rights Not Exclusive

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ARTICLE TEN - EMERGENCY OPERATIONS

   Section 10.1   General
   Section 10.2   Meeting of Board of Directors
   Section 10.3   Interim Administration
   Section 10.4   Interim Office

ARTICLE ELEVEN - MISCELLANEOUS

   Section 11.1   Inspection of Books and Records
   Section 11.2   Fiscal Year
   Section 11.3   Seal
   Section 11.4   Annual Statements
   Section 11.5   Contracts, Checks, Drafts, Reports, etc.
   Section 11.6   Legal Restrictions

ARTICLE TWELVE - AMENDMENTS

   Section 12.1   Power to Amend Bylaws
   Section 12.2   Conditions
   Section 12.3   Inspection
   Section 12.4   Filing

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                                  ARTICLE ONE
                                    OFFICES

1.1  Registered Office. The bank shall maintain a registered office in the
     -----------------
county in the State of Georgia where the bank is authorized to conduct its general business. Unless the Board of Directors designates otherwise, the bank's main office shall be the registered office.

1.2  Other Offices. In addition to its registered office, the bank also may have
     -------------
offices at such other place or places, within or outside the county in which the registered office is located, as the Board of Directors may from time to time select, or as the business of the bank may require or make desirable subject to the banking laws of this State.

                                  ARTICLE TWO
                            SHAREHOLDERS' MEETINGS

2.1  Place of Meetings. Meetings of the shareholders of the bank may be held at
     -----------------
any place within or outside the State of Georgia, as set forth in the notice thereof, or, in the event of a meeting held pursuant to waiver of notice, as set forth in the waiver, or, if no place is so specified, at the registered office of the bank.

2.2  Shareholders' Meeting. The annual meeting of the shareholders of the bank
     ---------------------
shall be held on the date set by the Board of Directors upon proper notice to the shareholders for the purpose of electing directors and transacting any and all business that may properly come before the meeting.

2.3  Substitute Shareholders' Meetings. If the annual meeting is not held on the
     ---------------------------------
day designated in Section 2.2 any business, including the election of directors which might properly have been acted upon at that meeting, may be transacted at any subsequent shareholders' meeting held pursuant to these bylaws or held pursuant to a court order requiring a substitute annual meeting.

2.4  Special Meetings. Special meetings of the shareholders or a special meeting
     ----------------
in lieu of the annual meeting of shareholders may be called at any time by the President, Chairman of the Board, or the Board of Directors. Special meetings of shareholders or a special meeting in lieu of the annual meeting of shareholders shall be called by the bank upon the written request of the holders of twenty-five percent (25%) or more of all the outstanding shares of capital stock of the bank entitled to vote in an election of directors.

2.5  Notice of Meetings. The notice of the shareholders' meeting and any special
    ------------------
meetings shall be delivered in person, by first-class mail, or by telegram, charges prepaid, at the direction of the President, the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting, or in the case of an annual meeting or substitute annual meeting, to the last known address of the shareholder. The notice of all meetings shall specify the date, place and time of the meeting. The notice of a special meeting shall specify the general nature of the business to be transacted. The notice of the meeting of the shareholders shall be given not less than ten (10) nor more than fifty' (50) days prior to the meeting.

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2.6  Quorum. A majority of the shares entitled to vote, represented in person or
     ------
by proxy, shall constitute a quorum at a meeting of the shareholders. If a quorum is present, a majority of the shares represented at the meeting and entitled to vote on the subject matter shall determine any matter coming before the meeting unless a different vote is required by the Financial Institutions Code of Georgia, by the Articles of Incorporation of the bank or by these bylaws. The shareholders at a meeting at which a quorum is once present may continue to transact business at the meeting or at any adjournment thereof, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If a meeting cannot be organized for lack of a quorum, those shareholders present may adjourn the meeting to such time and place as they may determine. It shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. If, however, after the adjournment of the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjoined meeting shall be given to each shareholder of record on the new record date entitled to vote at such meeting. In the case of a meeting for the election of directors which is twice adjourned for lack of a quorum, those present at the second of such adjourned meetings, of which notice has been given in writing to shareholders, shall constitute a quorum for the election of directors without regard to the other quorum requirements of the Financial Institutions Code of Georgia, the Articles of Incorporation of the bank, or these bylaws.

2.7  Voting of Shares. Each outstanding share having voting rights, regardless
     ----------------
of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. Voting on all matters shall be by voice vote or by show of hands unless any qualified voter, prior to the voting on any matter, demands vote by ballot, in which case each ballot shall state the name of the shareholder voting and the number of shares voted by him, and if such ballot be cast by proxy, it shall also state the name of such proxy.

2.8  Proxies. A shareholder entitled to vote pursuant to Section 2.7 may vote in
     -------
person or by proxy executed in writing by the shareholder or by his attorney in fact. A proxy shall not be valid after eleven (11) months from the date of its execution, unless a longer period is expressly stated therein. If the validity of any proxy is questioned it must be submitted to the secretary of the shareholders' meeting for examination or to a proxy officer or committee appointed by the person presiding at the meeting. The secretary of the meeting or, if appointed, the proxy officer or committee, shall determine the validity or invalidity of any proxy submitted and referenced by the secretary in the minutes of the meeting. The determination as to the regularity of a proxy shall be received as prima facie evidence of the facts stated for the purpose of establishing the presence of a quorum, at such meeting and for all other purposes.

2.9  Presiding Officer. The Chairman of the Board of Directors or, in the
     -----------------
absence of a Chairman of the Board of Directors, the Vice Chairman and in the absence of both, the President, shall serve as chairman of every shareholders' meeting unless some other person is elected to serve as chairman by a majority vote of the shares represented at the meeting. The chairman shall appoint such persons as he deems required to assist with the meeting.

2.10 Adjournments. Any meeting of the shareholders, whether or not a quorum is
     ------------
present, may be adjourned by the holders of a majority of the voting shares represented at the meeting to reconvene at a specific time and place. Except as otherwise provided by Section 2.6, it shall not be necessary to give any notice of the reconvened meeting or of the business to be transacted, if the time and place of the reconvened meeting are announced at the meeting which was adjourned. At any such reconvened meeting, any business may be transacted which could have been transacted at the meeting which was adjourned.

 2.11 Action of Shareholders Without a Meeting. Any action required by the
      ---------------------------------------
Financial Institutions Code of Georgia to be taken at a meeting of the shareholders, or any action which may be taken without a meeting if a written consent, setting forth the action so taken, shall be signed by each of the shareholders entitled to vote with respect to the subject matter thereof. Upon filing with the officer of the bank having custody of its books and records, such consent shall have the same force and effect as a unanimous vote of the shareholders at a special meeting called for the purpose of considering the action authorized.

                                 ARTICLE THREE
                            THE BOARD OF DIRECTORS

3.1  General Powers. The Board of Directors is responsible for the
     --------------
administration of the business and affairs of the bank. In addition to the powers and authority expressly conferred upon it by these bylaws, the Board of Directors may exercise all such powers of the bank and do all such lawful acts and things as are permitted by law, any legal agreement among shareholders, the Articles of Incorporation, or these bylaws.

3.2  Requirements. Each director of the bank shall be a United States citizen,
     ------------
and at least a majority of the directors shall reside in the State of Georgia or reside within forty (40) miles of any office of the bank authorized to offer a complete banking or trust service. Each director must file a financial statement, on forms prescribed by the Department of Banking and Finance, with the chief executive officer of the bank. The financial statement shall be revised annually, but in no event shall the statement on file be more than eighteen months old. At the discretion of the Board of Directors, the financial statements may be maintained in sealed envelopes available for inspection only by State or Federal examiners.

3.3  Number, Election and Term of Office. The Board of Directors of the bank
     -----------------------------------
shall consist of not less than five (5), nor more than twenty-five (25) persons, with the exact number within such minimum and maximum to be fixed and determined from time to time by resolution of the Board of Directors, or by resolution of the shareholders at any annual or special meeting of shareholders. The Board of Directors may increase or decrease the number of directors by not more than two
(2) in any one year, as long as such increase or decrease does not place the number of directors at less than five (5), or more than twenty-five (25). Except as provided in Section 3.6, the directors shall be elected by the affirmative vote of a majority of the shares represented at the annual meeting of shareholders. Each director, except in the case of his earlier death, resignation, retirement, disqualification, or removal, shall serve until the next succeeding annual meeting and thereafter until his successor shall have been elected and qualified.

3.4  Oath of Directors. Before assuming office, each director shall take an oath
     ------------------
or affirmation that he shall diligently and honestly perform his duties in the administration of the bank, that he will not permit a willful violation of laws by the bank, and that he meets the eligibility requirements of the Financial Institutions Code of Georgia, the bank's Articles of Incorporation, and these bylaws. Such oath or affirmation shall be signed by the director and shall be placed into the minutes of the meetings of the Board of Directors.

3.5   Removal. The entire Board of Directors or an individual director may be
      -------
removed from office without cause by the affirmative vote of shareholders entitled to cast at least a majority of the votes which all shareholders would be entitled to cast at an annual election of directors. In addition, the Board of Directors may remove a director from office if such director is adjudicated an incompetent by a court; is convicted of a felony; does not, within sixty (60) days after being elected, accept the office in writing or by attendance at a meeting of the Board of Directors and fulfill other requirements for holding the office of director; fails to attend regular meetings of the Board of Directors for six (6) consecutive meetings without having been excused by the Board of Directors; or was an employee or duly elected officer of the bank or trust company and was discharged, or resigned at the request of the Board of Directors for reasons relating to performance of duties as an employee or officer of the bank.

3.6   Vacancies. A vacancy occurring in the Board of Directors, whether caused
      ---------
by removal or otherwise and including vacancies resulting from an increase in the number of directors, may be filled for the unexpired term, and until the shareholders shall have elected a successor, by the affirmative vote of a majority of the directors remaining in office though less than a quorum of the Board of Directors.


3.7   Compensation. Directors may receive such compensation for their services
      ------------
as directors as may from time to time be fixed by vote of the Board of Directors. A director may also serve the bank in a capacity other than that of director and receive compensation, as determined by the Board of Directors, for services rendered in such other capacity. Provided, however, no director shall be compensated from commissions derived from the sale of credit related insurance (credit life, disability, accident and health insurance, etc.) where premiums paid by a bank customer for such Insurance are financed by the bank as part of the credit extended, or where purchase of the insurance is a condition precedent to the granting of credit.

3.8   Committees of the Board of Directors. The Board of Directors shall have
      ------------------------------------
the following standing committees:

      (A) Loan Committee. There shall be a loan committee composed of not less
          --------------
than three directors, appointed by the board annually or more often. The loan committee shall have power to discount and purchase bills, notes, and other evidences of debt, to buy and sell bills of exchange, to examine and approve loans and discounts, to exercise authority regarding loans and discounts, and to exercise, when the board is not in session, all other powers of the board that may lawfully be delegated. In order to carry out these duties and responsibilities, the loan committee will be responsible for the development of the association's loan policy, including individual lending limits and recommending the policy to the board for adoption.

      The loan committee will meet approximately weekly to approve loan applications of amounts in excess of individual loan officers' lending limits set by the board in the association's loan policy and loan applications which may vary from normal loan policy. This committee will monitor compliance with association's policy in the credit operations of the association. This committee will review monthly all loans past-due 30 days or more. The loan committee shall at least annually review the board's loan policy, and recommend to the board changes that may be desirable, including lending limits of individual lending officers.

      The loan committee shall keep minutes of its meetings, and such minutes shall be submitted at the next regular meeting of the board of directors at which a quorum is present, and any action taken by the board with respect thereto shall be entered in the minutes of the board.

      (B) Personnel Committee. This committee will be responsible for developing
          -------------------
the association's personnel policy. It will review need for additions to officer staff at the Vice President level or above, will review management's recommendation for nominees to those positions and recommend such persons to the board for election. It will be the responsibility of this committee to recommend salary changes for senior level management officers to the board for approval as well as guidelines for management administration of other officers and non-officer staff salaries. This committee shall meet at least annually to review the board's personnel policy and recommend any changes that are needed to the board for adoption.

      (C) The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members one or more other committees, each consisting of three or more directors. Each committee shall have the authority of the Board of Directors in regard to the business of the bank to the extent set forth in the resolution establishing such committee, subject to the limitations set forth in state and federal laws and regulations.

3.9   Honorary and Advisory Directors. At the annual meeting of shareholders
      -------------------------------
following the 75th birthday of a director, the director shall retire as an active director. A director may voluntarily retire from active service at any time after reaching age 70. At the request of a retiring director that is 70 years of age or older at the time of retirement, such director shall become a Director Emeritus for a period of five years following the date of retirement. The Board of Directors of the bank may also appoint any individual as an Honorary Director, Director Emeritus, or member of the advisory board established by the Board of Directors. Any individual automatically becoming an Honorary Director or appointed an Honorary Director, Director Emeritus, or member of an advisory board as provided by this Section 3.9 may be compensated as provided in Section 3.7. However, such director may not vote at any meeting of the Board of Directors or be counted in determining a quorum as provided in
Section 4.5 and shall not have any responsibility or be subject to any liability imposed upon a director, or otherwise be deemed a director.

                                 ARTICLE FOUR
                      MEETINGS OF THE BOARD OF DIRECTORS

4.1   Regular Meetings. An annual organizational meeting of the Board of
      ----------------
Directors shall be held on the day of and after the annual meeting of the shareholders of the bank. In the event the annual shareholders' meeting is not held as provided by Sections 2.4 or 2.11, such organizational meeting shall be held as herein provided for regular meetings. In addition, regular meetings of the Board of Directors shall be held every month during the calendar year at a date, time and place set by the Board except during the month in which the organizational meeting of the Board of Directors is held. The Board of Directors and President are authorized to cancel not more than two of such regular meetings, excluding the organizational meeting, during each calendar year. This should result in no less than ten (10) meetings each calender year held in ten
(10) different calendar months.

4.2   Special Meetings. Special meetings of the Board of Directors may be
      ----------------
called by or at the request of the President, Chairman of the Board, or by any three directors in office at that time.

4.3   Place of Meetings. Directors may hold their meetings at any place within
      -----------------
or outside the State of Georgia as the Board of Directors may from time to time establish for regular meetings, or as set forth in the notice of special meetings, or in the event of a meeting held pursuant to waiver of notice, as set forth in the waiver.

4.4   Notice of Meetings. No notice shall be required for any regularly
      ------------------
scheduled meeting of the directors of the bank. Unless waived as contemplated in
Section 5.2, the President or Secretary of the bank, or any director thereof shall give notice to each director of each special meeting stating the time, place and purposes of the meeting. Such notice shall be given by mailing notice of the meeting at least five (5) days before the date of the meeting, or by telephone, telegram, fax, e-mail or personal delivery at least one (1) day before the date of the meeting. Notice shall be deemed to have been given by telegram, fax, e-mail or cablegram at the time notice is filed with the transmitting instrumentality. Attendance by a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transacting of business because the meeting is not lawfully called.

4.5   Quorum. At meetings of the Board of Directors, a majority of the directors
      ------
then in office shall be necessary to constitute a quorum for the transaction of business.

4.6   Vote Required for Action. Except as otherwise provided in these bylaws, by
      ------------------------
the bank's Articles of Incorporation, or by law, the act of a majority of the directors present at a meeting at which a quorum is present at the time shall be the act of the Board of Directors.

4.7   Action by Directors Without a Meeting. Any action which may be taken at
      -------------------------------------
any meeting of the Board of Directors, or at any meeting of a committee of directors may be taken without a meeting if a written consent thereto shall be signed by all directors, or all members of the committee. The written consent must be filed with the minutes of the proceedings of the Board or the committee. The written consent shall have the same force and effect as a unanimous vote of the Board of Directors or the committee.

                                 ARTICLE FIVE
                               NOTICE AND WAIVER

5.1   Procedure. Whenever these bylaws require notice to be given to any
      ---------
shareholder or director, the notice shall be given as prescribed in Sections 2.5 or 4.4, whichever is applicable. Whenever notice is given to a shareholder or director by mail, the notice shall be sent by first class mail. The notice shall be sent in a sealed envelope, postage paid, addressed to the shareholder or director at their last known address, and shall be deemed to have be given at the time it is deposited in the United States mail.

5.2   Waiver. Except as limited by the Financial Institutions Code of Georgia,
      ------
whenever any notice is required to be given to any shareholder or director by law, by the Articles of Incorporation, or these bylaws, a waiver thereof in writing, signed by the director or shareholder entitled to such notice, or by the proxy of such shareholder, whether before or after the meeting to which the waiver pertains, shall be deemed equivalent thereto; provided, however, that no such waiver shall apply by its terms to more than one required notice.

                                  ARTICLE SIX
                                   OFFICERS

6.1   Bank Officers. The officers of a bank shall consist of a President and a
      -------------
Secretary. In addition, the Board of Directors may from time to time elect or provide for the appointment of such other senior officers as it deems necessary for the efficient management of the bank, or as shall otherwise be required by law or regulation. Any two or more offices may be held by the same person, except the offices of President and Secretary. The Board of Directors shall have the power to establish and specify the duties for all officers of the bank.

6.2   Election and Term. All officers shall be either appointed or elected by
      -----------------
the Board of Directors or its designee and shall serve at the will of the Board of Directors and until their successors have been elected and have qualified, or until their earlier death, resignation, removal, retirement or disqualification. The bank shall immediately inform the Georgia Department of Banking and Finance in writing of the election of any new chief executive officer.

6.3   Compensation. The compensation of all senior management officers of the
      ------------
bank shall be fixed by the Board of Directors, or by the Personnel Committee of the Board of Directors, if such committee is designated as provided in Section
3.8. No officer shall be compensated from commissions derived from the sale of credit related insurance (credit life, disability, accident and health insurance, etc.) where premiums paid by a bank customer for such insurance are financed by the bank as part of the credit extended or where purchase of the insurance is a condition precedent to the granting of credit.

6.4   Removal. Any officer or agent elected or appointed by the Board of
      -------
Directors may be removed by the Board of Directors with or without any cause whenever, in its judgment, the best interests of the bank will be served thereby without prejudice to any contract right to such officer. The bank shall immediately inform the Georgia Department of Banking and Finance in writing of the names of any officers removed and the reasons for such removal.

6.5   Chairman of the Board. The Board of Directors shall elect a Chairman of
      ---------------------
the Board of Directors who shall preside and act as chairman at all meetings of the shareholders and the Board of Directors, and who shall perform such other duties as the Board of Directors may from time to time direct.

6.6   President. The President shall have general control and supervision over
      ---------
the business and affairs of the bank. He shall see that all orders and resolutions of the Board of Directors are carried into effect. In the absence of the Chairman and Vice Chairman of the Board of Directors, the President shall preside and act as chairman of all meetings of the shareholders and the Board of Directors. He also shall perform such other duties as may be delegated to him from time to time by the Board of Directors.

6.7   Officer in Place of President. The Board of Directors may designate an
      -----------------------------
officer who shall, in the absence or disability of the President, or at the direction of the President, perform the duties and exercise the powers of the President

6.8   Secretary. The Secretary shall keep accurate written records of the acts
      ---------
and proceedings of all meetings of shareholders, directors and committees of directors. The Secretary shall have authority to give all notices required by law' or these bylaws and shall be custodian of the corporate books, records, contracts and other documents. The Secretary may affix the bank's seal to any lawfully executed documents requiring it and shall sign such instruments as may require signature.


6.9   Bonds. Any director who is authorized to handle money or negotiable assets
      -----
on behalf of the bank, and all officers and employees of the bank, shall be bonded by a regularly incorporated surety company authorized to do business in the State of Georgia, and the bank may pay the cost of the bonds. The form, amount and surety of the bonds shall be approved by the Board of Directors and shall be subject to any additional requirements of the Georgia Department of Banking and Finance.

6.10  Reimbursement by Officers. Any payments, not specifically approved by the
      -------------------------
Board, made to an officer of the bank such as salary, commission, bonus, interest or rent, or reimbursement of entertainment expenses incurred by such officer, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer to the bank to the full extent of such disallowance. It shall be the duty of the Board of Directors to enforce payment of each such amount disallowed. In lieu of payment by the officer, subject to the determination of the Board of Directors, proportionate amounts may be withheld from such officer's future compensation payments until the amount owed to the bank has been recovered.

                                 ARTICLE SEVEN
                                   DIVIDENDS

7.1   Time and Conditions of Declaration. Dividends on the outstanding shares of
      ----------------------------------
the bank may be declared by the Board of Directors at any regular or special meeting and paid in cash or property only out of the retained earnings of the bank. Dividends can be paid without the approval of the Department of Banking and Finance when the bank meets the paid-in capital and/or appropriated net earnings requirements of the Financial Institutions Code of Georgia, and only in compliance with the regulations of the Georgia Department of Banking and Finance regarding payment of dividends.

7.2   Share Dividends - Treasury Shares. Dividends may be declared by the Board
      ---------------------------------
of Directors and paid out of any lawfully held treasury shares.

7.3   Share Dividends - Unissued Shares. Dividends may be declared by the Board
      ---------------------------------
of Directors and paid in the authorized but unissued shares of the bank out of any retained earnings of the bank. The shares shall be issued at not less than par value. At the time such dividend is paid an amount equal to at least the aggregate par value of the shares should be transferred to capital stock from retained earnings. After payment of the dividend, the bank shall continue to maintain the paid-in capital and/or appropriated retained earnings requirements of the Financial Institutions Code of Georgia.

7.4   Share Splits. A split or division of the issued shares of any class into a
      ------------
greater number of shares of the same class without increasing the capital stock of the bank, shall not be construed to be a share dividend within the meaning of this Article.

                                 ARTICLE EIGHT
                                    SHARES

8.1   Authorization and Issuance of Shares. The par value and the maximum number
      ------------------------------------
of shares of any class of the bank which may be issued and outstanding shall be set forth from time to time in the Articles of Incorporation of the bank. The Board of Directors may increase or decrease the number of issued and outstanding shares of the bank within the maximum number of shares authorized by the Articles of Incorporation and the minimum capitalization requirements of the Articles of Incorporation or Georgia law.

8.2   Share Certificates. The interest of each shareholder in the bank shall be
      ------------------
evidenced by a certificate or certificates representing shares of the bank which shall be in such form as the Board of Directors may from time to time adopt in accordance with Georgia law. Share certificates shall be consecutively numbered, shall be in registered form, and shall indicate the date of issue and all such information shall be entered on the bank's books. Each certificate shall be signed by the President or Vice President and the Secretary or an Assistant Secretary and shall be sealed with the seal of the bank or a facsimile thereof; provided, however, that where such certificate is signed by a transfer agent, or registered by a registrar, other than the bank itself, or any employee of the bank, the signatures of such officers may be facsimiles. In case any officer or officers who shall have signed or whose facsimile signature shall have been placed upon a share certificate shall have ceased for any reason to be such officer or officers of the bank before such certificate is issued, such certificate may be issued by the bank with the same effect as if the person or persons who signed such certificate or whose facsimile signature shall have been used thereon had not ceased to be such officer or officers.

8.3   Rights of Bank with Respect to Registered Owners. Prior to due
      ------------------------------------------------
presentation for transfer of registration of its shares, the bank may treat the registered owner of the shares as the person exclusively entitled to vote such shares, to receive any dividend or other distribution with respect to such shares, and for all other purposes; and the bank shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

8.4   Transfer of Shares. Transfers of shares shall be made upon the stock
      ------------------
transfer books of the bank only upon direction of the person named in the share certificate representing the shares to be transferred, or by an attorney of such person lawfully constituted in writing; and before a new certificate is issued, the old certificate shall be surrendered for cancellation or, in the case of a certificate alleged to have been lost, stolen, or destroyed, the provisions of
Section 8.6 of these bylaws shall have been satisfied.

8.5   Duty of Bank to Register Transfer. Notwithstanding any of the provisions
      ---------------------------------
of Section 8.4 of these bylaws the bank is under a duty to register the transfers of its shares only if:

      (a) the share certificate is endorsed by the appropriate person or persons; and
      (b) reasonable assurance is given that these endorsements are genuine and effective: and
      (c) the bank has no duty to inquire into adverse claims or has discharged any such duty; and
      (d) any applicable law relating to the collection of taxes has been complied with; and
      (e)  the transfer is in fact rightful or is to a bonafide purchaser.

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

8.6   Lost, Stolen, or Destroyed Certificates. Any person claiming a share
      ---------------------------------------
certificate to be lost, stolen, or destroyed shall make an affidavit or affirmation of the fact in such manner as the Board of Directors may require and shall, if the Board of Directors so requires, give the bank a bond of indemnity in form and amount, and with one or more sureties satisfactory to the Board of Directors, as the Board of Directors may require, whereupon an appropriate new certificate may be issued in lieu of the one alleged to have been lost, stolen, or destroyed.

8.7   Fixing of Record Date. For the purpose of determining shareholders
      ---------------------
entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof; or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date, such date to be not more than 50 days (and in the case of a shareholders' meeting, not less than 10 days) prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.

8.8   Record Date if None Fixed. If no record date is fixed as provided in
      -------------------------
Section 8.7 of these bylaws, then the record date for any determination of shareholders which may be proper or required by law shall be the date on which notice is mailed in the case of a shareholders' meeting, or the date on which the Board of Directors adopts a resolution declaring a dividend in the case of a payment of a dividend.

                                 ARTICLE NINE
                                INDEMNIFICATION

9.1   Indemnification. Any person, their heirs, executors, or administrators,
      ---------------
may be indemnified or reimbursed by the bank for reasonable expense actually incurred in connection with any action, suit or proceeding, civil or criminal, to which such person shall be made a party by reason of the fact that such person is or was a director, trustee, officer, employee, or agent of the bank, or that such person is or was serving, at the request of the bank, as a director, trustee, officer, employee, or agent of another firm, corporation, trust, or other organization or enterprise. No person shall be so indemnified or reimbursed in relation to any matter in such action, suit, or proceeding as to which such person shall finally be adjudged to have been guilty of or liable for gross negligence, willful misconduct, or criminal acts in the performance of their duties to the bank, or to such other firm, corporation, trust, organization, or enterprise. Provided further, no person shall be so indemnified or reimbursed in relation to any matter in such action, suit, or proceeding which has been the subject of a compromise settlement, except with the approval of (i) a court of competent jurisdiction, (ii) the holders of record of a majority of the outstanding shares of capital stock of the bank, or (iii) a majority of the members of the Board of Directors then holding office excluding the votes of any directors who are parties to the same or substantially the same action, suit, or proceeding.

9.2   Payment of Expenses in Advance. Expenses incurred in defending any action,
      ------------------------------
suit, or proceeding referred to above may be paid by the bank in advance of the final disposition of such action, suit, or proceeding. It must be authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the bank as provided above.

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

9.3   Insurance. The bank, upon the affirmative vote of a majority of its Board
      ---------
of Directors, may purchase and maintain insurance on behalf of any person who is or was a director, trustee, officer, employee or agent of the bank, or is or was serving, at the request of the bank, as a director, trustee, officer, employee or agent of another firm, corporation, trust or other organization or enterprise against liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the bank would have the power to indemnify him against such liability under the foregoing provisions of these bylaws.

9.4   Rights Not Exclusive.  The foregoing rights of indemnification or
      --------------------
reimbursement shall not be exclusive of other rights to which the persons referred to above or their heirs, executors, or administrators, may be entitled as a matter of law, and the bank may indemnify such persons to the extent permitted by the Financial Institutions Code of Georgia and the Georgia Business Corporation Code, as such laws may be amended from time to time.

                                  ARTICLE TEN
                             EMERGENCY OPERATIONS

10.1  General. In the event of an emergency declared by the President of the
      -------
United States or the person performing such functions, or an emergency declared by the Governor of the State of Georgia or the person performing such functions, the officers and employees of this bank shall continue to conduct the affairs of the bank under such guidance from the directors as may be available except as the matters which by statute or regulation require specific approval of the Board of Directors, and subject to conformance with any governmental directives during the emergency. In the absence of a plan of operation formulated by the Board of Directors providing for conducting the business of the bank during the time emergencies exist, the following provisions shall govern the operations of the bank notwithstanding any other provisions of these bylaws to the contrary. Provided, further, that all operations shall be consistent with all state and federal laws governing emergency operations.

10.2  Meeting of Board of Directors. The Board of Directors shall meet as soon
      -----------------------------
as practicable at the time and place within the State of Georgia, or, if no place within the State of Georgia can be utilized promptly, without the State of Georgia, as designated by the Chairman of the Board of Directors, the President, the officer designated pursuant to Section 6.7, or any two directors. Any director may waive notice of such meeting in writing before, at, or after such meeting. If it shall be determined at such meeting that there are less than five
(5) directors then capable of serving, the directors present at such meeting shall, by majority vote, appoint a sufficient number of persons to fill the vacancies existing in the Board of Directors to bring the total number of directors to not less than five (5). As soon as a majority of such Board of Directors, consisting of not less than five (5) members, can be assembled at the meeting required by this Section 10.2, or any adjournment thereof; which adjournment can be effected at any time by a majority of the vote of those in attendance, the Board of Directors as then constituted shall (i) appoint such officers as may be required to transact the business of the bank to succeed the then appointed or acting officers who have been incapacitated as a result of the emergency, and (ii) designate and authorize temporary relocation and establishment of the main banking office and any branch, branch bank or bank office of the bank which may have become wholly or partially unusable as a result of the emergency conditions at any other office, branch, branch bank or bank office of the bank, or other location in the State of Georgia, and (iii) at its discretion, authorize the entry of the bank into an agreement with any Federal Reserve Bank, Federal Home Loan Bank, banking institution or branch (the "other bank") whereby the bank shall act as agent for the other bank or the other bank shall act as agent for the bank and perform temporarily any and all operations and functions thereof.

10.3.  Interim Administration.  Until such time as the meeting of the Board of
       ----------------------
Directors required by Section 10.2 can be held and action taken by it, and in the event either the President or the officer of the bank designated pursuant to
Section 6.7 cannot be located or is unable to continue normal executive duties, all perfunctory matters ordinarily performed by the President may be performed by any Vice President if such officer or officers have been designated, and if not, by the Secretary of the bank.

10.4.  Interim Office.  Until such time as the meeting required by Section 10.2
       --------------
can be held and action taken by the Board of Directors as then constituted and in the event that because of damage or disaster the main office or any branch, branch bank or bank office of the bank becomes wholly or partially unusable, such main office, branch, branch bank or bank office shall be relocated at one of the following locations, if available and usable, and in the following order:

       (1)  2918 Riverside Drive, Macon, Georgia.

       (2)  770 Walnut Street, Macon, Georgia.

       (3)  Any other branch or location designated by the Acting President.

The Acting President shall notify the State and Federal Regulatory Authorities of any such relocation of its main office, branches, branch banks, or bank offices as promptly as possible.

                                ARTICLE ELEVEN
                                 MISCELLANEOUS

11.1   Inspection of Books and Records.  The Board of Directors shall have power
       -------------------------------
to determine which accounts, books and records of the bank shall be open to the inspection of shareholders, except such accounts, books, and records that are specifically open to inspection by law, and the Board of Directors shall have power to fix reasonable rules and regulations not in conflict with the applicable law for the inspection of accounts, books and records which by law or by determination of the Board ofDirectors shall be open to inspection.


11.2   Fiscal Year.  The fiscal year of the bank shall be the calendar year.
       -----------

11.3   Seal.  The corporate seal shall be in such form as the Board of Directors
       ----
may from time to time determine.

11.4   Annual Statements.  The bank shall prepare such financial statements
       -----------------
showing the results of its operations during its fiscal year as shall be required by Regulations of the Department of Banking and Finance. Upon receipt of written request, the bank promptly shall mail to any shareholder of record a copy of the most recent such financial statement.

                                     -37-